Exhibit 99.1

Avago Technologies Completes Acquisition of LSI Corporation

SAN JOSE, CA and SINGAPORE – May 6, 2014 – Avago Technologies Limited (Nasdaq: AVGO) and LSI Corporation (Nasdaq: LSI), today announced Avago has completed its acquisition of LSI Corporation for $11.15 per share in an all-cash transaction valued at approximately $6.6 billion. The acquisition creates a highly diversified semiconductor market leader with approximately $5 billion in projected annual revenues.

Avago believes the acquisition of LSI positions Avago as a leader in the enterprise storage market. The acquisition also expands Avago’s product offerings and brings system-level expertise in its wired infrastructure market. With increased scale and a diversified product portfolio across multiple, attractive end markets, the combined company is strongly positioned to capitalize on the growing opportunities created by the rapid growth in data center IP and mobile data traffic.

In additional to the anticipated strategic benefits of the acquisition, Avago continues to anticipate achieving annual cost savings at a run rate of $200 million by the end of the fiscal year ending November 1, 2015, the first full fiscal year after closing. Avago’s management will discuss business outlook and provide guidance for the combined company during its second quarter earnings conference call on Thursday, May 29, 2014. Avago will include LSI Corporation’s contribution to financial performance in the company’s third quarter earnings announcement.

In connection with the closing of the acquisition, LSI’s common stock will cease to be publicly traded on the NASDAQ Stock Market after the close of market today.

About Avago Technologies Limited

Avago Technologies Limited is a leading designer, developer and global supplier of a broad range of analog semiconductor devices with a focus on III-V based products. Our product portfolio is extensive and includes thousands of products in three primary target markets: wireless communications, wired infrastructure and industrial & other.

About LSI Corporation

LSI Corporation designs semiconductors and software that accelerate storage and networking in datacenters, mobile networks and client computing. Our technology is the intelligence critical to enhanced application performance, and is applied in solutions created in collaboration with our partners. More information is available at www.lsi.com.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements, including statements by management, within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to (i) statements about the expected benefits of the acquisition of LSI Corporation (“LSI”), (ii) the combined organization’s plans, objectives, expectations and intentions with respect to future operations and products, (iii) the combined organization’s competitive position and opportunities, (iv) the impact of the transaction on the market for the combined organization’s products, (v) other statements identified by words such as “will”, “expect”, “intends”, “believe”, “anticipate”, “estimate”, “plan” and similar expressions. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance, based on management’s judgment, beliefs, current trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. Particular uncertainties that could materially affect future results include global economic conditions and concerns; cyclicality in the semiconductor industry or in our target markets; quarterly and annual fluctuations in operating results; loss of our significant customers; fluctuation in the timing and volume of customer demand; increased dependence on the volatile, wireless handset market and on the hard disk drive market; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of those design wins; market acceptance of the end products into which our products are designed; our ability to sell to new types of customers and to keep pace with technological advances; rates of growth in our target markets; our ability to achieve the growth prospects and synergies expected from acquisitions we may make, including our recent acquisition of LSI; delays, challenges and expenses associated with integrating acquired companies, including LSI, with our existing businesses; our dependence on contract manufacturing and outsourced supply chain and our ability to improve our cost structure through our manufacturing outsourcing program; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and any associated increases in litigation expenses; dependence on and risks associated with distributors of our products; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Our Report on Form 10-Q filed on March 13, 2014, LSI’s Report on Form 10-Q filed on May 1, 2014 and Report on Form 10-K filed on February 26, 2014 and our other filings with the Securities and Exchange Commission, or “SEC” (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Avago Contacts

Bin Jiang

Investor Relations

+1 408 435 7400

investor.relations@avagotech.com

LSI Contacts

David Miller

Media Relations

+1 408 712 7813

Dave.c.miller@lsi.com